SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                     FORM 8-K


                                  CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                         Securities and Exchange Act of 1934


             Date of Report (Date of earliest event reported) May 29, 1997
                                                              ------------


                               NUWAVE TECHNOLOGIES, INC.
                               -------------------------
                 (Exact name of registrant as specified in its charter)


                                      Delaware
                                      --------
                   (State or other jurisdiction of incorporation)


                      0-28606                          22-3387630
                      -------                          ----------
             	(Commission File Number)      (IRS Employer Identification No.)


                               NUWAVE Technologies, Inc.
                                  One Passaic Avenue
                              Fairfield, New Jersey 07004
                              ---------------------------
                   (Address of principal executive office)(Zip Code)




   Registrant's telephone number, including area code:       (201) 882-8810

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Item 5.	Other Events.

     On May 29, 1997, NUWAVE Technologies, Inc. (the "Company") conducted its 1997 Annual Shareholders' Meeting at the Radisson Hotel & Suites, 690 Highway 46 East, Fairfield, New Jersey 07004. In that respect the following actions were taken:

    	Proposal 1: Election of Directors: By affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company, Messrs. Gerald Zarin, Ed Bohn, Lyle E. Gramley, David Kwong and Joseph A. Sarubbi were reelected to the Board for a term which expires at the annual meeting of shareholders to be held in 1998.

	    Proposal 2: Ratification of the Company's Non-Employee Director Stock Option Plan: By affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company, the Company's Non-
Employee Director Stock Option Plan was approved and ratified.

	    Proposal 3: Ratification of the Company's Selection of Coopers & Lybrand, LLP as the Company's Independent Accountants for the Current Fiscal Year: By affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company, the selection of the firm of Coopers & Lybrand LLP as the Company's independent accountants for the fiscal year ending December 31, 1997 was approved and ratified.

Item 7.	 Financial Statements, Pro Forma Financial Information and Exhibits.

   	 (a)	Financial Statements:  Not applicable.

    	(b)	Pro Forma Financial Information: Not applicable.

	    (c)	Exhibits:

       		10.1	Non-Employee Director Stock Option Plan.

                                 	SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NUWAVE TECHNOLOGIES, INC.


Date:  June 6, 1997.	                   By: /s/ Gerald Zarin
                                            ______________________

                                        Gerald Zarin, Chairman of the Board,
                                        Chief Executive Officer and President

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